                                                                    EXHIBIT 4.11

                   AMENDED AND RESTATED STOCK PLEDGE AGREEMENT


                  This AMENDED AND RESTATED STOCK PLEDGE AGREEMENT ("Agreement") is dated as of June 7, 1996, by and between PROTECTION ONE, INC., a Delaware corporation ("Pledgor"), having an office at 3900 S.W. Murray Boulevard, Beaverton, Oregon 97005 and HELLER FINANCIAL, INC., a Delaware corporation, individually and as agent ("Agent") for the other Lenders under the Credit Agreement (as hereinafter defined), having an office at 500 West Monroe Street, Chicago, Illinois 60661.

                  WHEREAS, Pledgor is the legal and beneficial owner of one hundred percent (100%) of the issued and outstanding capital stock of Protection One Alarm Monitoring, Inc., a Delaware corporation ("Borrower"), all of which stock is described on Exhibit A;

                  WHEREAS, Borrower has entered into that certain Amended and Restated Credit Agreement dated as of the date hereof (as the same may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") with Agent and the other Lenders named therein;

                  WHEREAS, the Pledgor has entered into that certain Amended and Restated Guaranty dated as of the date hereof with the Agent (the "Guaranty"), pursuant to which the Pledgor guarantees the Obligations (as defined in the Credit Agreement) of the Borrower under the Credit Agreement;

                  WHEREAS, the Borrower has received, and may hereafter receive, loans and other financial accommodations from Agent under the Credit Agreement, as a result of which it has incurred, and will hereafter, incur, Obligations (as hereinafter defined) to the Agent;

                  WHEREAS, Pledgor acknowledges that, as the sole stockholder of the Borrower, it will receive substantial direct and indirect benefit by reason of the making of loans and other financial accommodations to the Borrower as provided in the Credit Agreement, and it will be to Pledgor's direct interest and economic benefit to assist the Borrower in procuring such financial accommodations from Agent and to induce Agent to make such financial accommodations; and

                  WHEREAS, Pledgor wishes to grant further security and assurance to Agent in order to secure the performance by Pledgor of its obligations under the Guaranty and by the Borrower of its Obligations under the Credit Agreement and to that effect to pledge to Agent all of the present and future capital stock of the Borrower owned by Pledgor;

                  NOW, THEREFORE, in consideration of the premises and in order to induce Agent to make the loans under the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Agent as follows:

                  1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement. Terms defined in the Illinois Uniform Commercial Code which are not otherwise defined in this Agreement or in the Credit Agreement are used in this Agreement as defined in the Illinois Uniform Commercial Code as in effect on the date hereof

                  2. Pledge. Pledgor hereby pledges, assigns, hypothecates, transfers, delivers and grants to Agent, for the benefit of the Lenders, a first Lien on all of the capital stock of the Borrower (collectively, the "Pledged Shares"), all other property hereafter delivered to Pledgor in substitution for or in addition to the Pledged Shares and in all proceeds thereof, and any other property of Pledgor, as described in Section 4 or,otherwise, now or hereafter delivered to, or in the possession or in the custody of, Agent and any and all proceeds thereof as collateral security for: (a) the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of all the Obligations of the Borrower regardless of whether the Credit Agreement shall have terminated; and (b) the due and punctual payment and performance by Pledgor of its obligations and liabilities under, arising out of or in connection with the Holdings Guaranty and this Agreement (all of the foregoing being referred to hereinafter, collectively, as the "Liabilities"). All of the Pledged Shares are presently represented by the stock certificates listed on Exhibit A, which stock certificates, with undated stock powers duly executed in blank by Pledgor, are being delivered to Agent simultaneously herewith. Agent shall maintain possession and custody of the certificates representing the Pledged Shares and shall return the Pledged Shares in accordance with Section 5.

                  3. Representations and Warranties of Pledgor. Pledgor represents and warrants to Agent that:

                           (a) With respect to the Borrower, Exhibit B sets forth (i) its authorized capital stock, and (ii) the number of shares of its capital stock that are issued and outstanding as of the date hereof and the number of its shares of capital stock held in its treasury. Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Shares, and such shares are and will remain free and clear of all Liens and other restrictions whatsoever (other than restrictions arising out of federal and state securities laws), except the Liens created by this Agreement;

                           (b) Pledgor has full power, authority and legal right to execute the pledge provided for herein and to pledge the Pledged Shares to Agent;

                           (c) this Agreement has been executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms;

                           (d) there are no outstanding options, warrants or other agreements with respect to the Pledged Shares and there are no outstanding options;

                           (e) the Pledged Shares have been duly and validly authorized and issued, are fully paid and non-assessable and represent one hundred percent (1000/o) of the issued and outstanding shares of capital stock of the Borrower; and

                           (f) no consent, approval or authorization of or designation or filing with any authority on the part of Pledgor is required in connection with the pledge and security interest granted under this Agreement;

                           (g) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the charter or by-laws of Pledgor or the Borrower or of any securities issued by. Pledgor or the Borrower or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Pledgor or the Borrower is a party or which is binding upon Pledgor or the Borrower or upon any of their respective assets, and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of Pledgor or the Borrower except as contemplated by this Agreement, and

                           (h) the pledge, assignment and delivery of such Pledged Shares pursuant to this Agreement creates a valid and first lien on and a first perfected security interest in such Pledged Shares and the proceeds thereof in favor of Agent, on behalf of the Lenders, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Shares. Pledgor covenants and agrees that it will defend Agent's, on behalf of the Lenders, right, title and security interest in and to the Pledged Shares and the proceeds thereof against the claims and demands of all persons whomsoever.


                  4. Stock Dividends, Distributions. etc. If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any stock certificate (including, without.limitation, any certificate representing a stock dividend or a stock distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), or any options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Shares, or otherwise, Pledgor agrees to accept the same as Agent's agent and to hold the same in trust for Agent, and to deliver the same forthwith to Agent in the exact form received, with the endorsement of Pledgor. when necessary and/or appropriate pursuant to undated stock powers duly executed in blank, to be held by Agent subject to the terms hereof, as additional collateral security for the Liabilities. In case any distribution of capital shall be made on or in respect of the Pledged Shares or any property shall be distributed upon or with respect to the Pledged Shares pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to Agent to be held by it, for the benefit of the Lenders, as additional collateral security for the Liabilities. All sums of money and property so paid or distributed in respect of the Pledged Shares which are received by Pledgor shall, until paid or delivered to Agent, be held by Pledgor in trust as additional collateral security for the Liabilities.

                  5. Administration of Security. The following provisions shall govern the administration of the Pledged Shares:

                  (a) So long as no Event of Default has occurred and is continuing, Pledgor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 8) (i) to vote or consent with respect to the Pledged Shares and otherwise exercise the incidents of ownership thereof in any manner not inconsistent with this Agreement, the Credit Agreement, the Notes, the Loan Documents or any other document or instrument delivered or to be delivered pursuant to or in connection with the Credit Agreement, and (ii) to receive cash dividends or other distributions in the ordinary course made in respect of the Pledged Shares. Pledgor hereby grants to Agent or its nominee an irrevocable proxy to exercise all voting and corporate rights relating to the Pledged Shares in any instance, including, without limitation, to approve any merger involving the Borrower as a constituent corporation, which proxy shall be effective immediately upon the occurrence of an Event of Default. After the occurrence and during the continuance of an Event of Default and upon the request of Agent, Pledgor agrees to deliver to Agent such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Shares as Agent may request;

                  (b) Upon the occurrence and during the continuance of an Event of Default, in the event that Pledgor, as record and beneficial owner of the Pledged Shares, shall receive or shall have become entitled to receive, any cash dividends or other distributions in the ordinary course, Pledgor shall deliver to Agent, and Agent shall be entitled to receive and retain, all such cash or other distributions as additional security for the Liabilities, and

                  (c) Subject to any sale or other disposition by Agent of the Pledged Shares or other property pursuant to this Agreement, upon full payment, satisfaction and termination of all of the Liabilities and the termination pursuant to Section 15 of the Liens hereby granted, the Pledged Shares and any other property then held as part of the Pledged Shares in accordance with the provisions of this Agreement shall be returned to Pledgor.

                  6. Rights of Agent. Agent shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall Agent be under any obligation to take any action whatsoever with regard thereto. Any or all of the Pledged Shares held by Agent hereunder may, if an Event of Default has occurred and is continuing, without notice, be registered in the name of Agent or its nominee and Agent or its nominee may thereafter without notice exercise all voting and corporate rights at any meeting with respect to the Borrower and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Shares upon, the merger, consolidation, reorganization, recapitalization or other readjustment with respect to the Borrower or upon the exercise by Agent or the Borrower of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Agent may determine, all without liability except to account for property actually received by Agent, but Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

                  7. Remedies. Upon the occurrence and during the continuance of an Event of Default, Agent without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Shares, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of (including the disposition by merger) and deliver such Pledged Shares, or any part thereof, in one or more portions at public or private sale or sales or transactions, at any exchange, broker's board or at any of Agent's offices or elsewhere upon such terms and conditions as Agent may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right to Agent upon any such sale or sales, public or private, to purchase the whole or any part of such Pledged Shares so sold, free of any fight or equity of redemption in Pledgor, which right or equity is hereby expressly waived or released. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, sale or disposition, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the safekeeping or otherwise of any and all of the Pledged Shares or in any way relating to the rights of Agent hereunder, including reasonable attorneys' fees and legal expenses, first to the payment, in whole or in part, of the Obligations incurred under or pursuant to the Credit Agreement in such order (unless a court of competent jurisdiction shall otherwise direct) as Agent may elect. Only after so paying over such net proceeds and after the payment by Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the Uniform Commercial Code of the State of Illinois, need Agent account for the surplus, if any, to the Pledgor. Pledgor agrees that Agent need not give more than ten (I 0) days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to Pledgor if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to Agent in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations or the Liabilities, Agent shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Illinois and under any other applicable law. Pledgor further agrees to waive and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Uniform Commercial Code of the State of Illinois and Pledgor shall be liable for the deficiency if the proceeds of any sale or other disposition of the Pledged Shares are insufficient to pay all amounts to which Agent is entitled, and the fees of any attorneys employed by Agent to collect such deficiency and any other costs and expenses incurred by Agent.

                  8. No Disposition, etc. Without the prior written consent of Agent, Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Shares, nor will Pledgor create, incur or permit to exist any Lien or any other restriction whatsoever with respect to any of the Pledged Shares, or any interest therein, or any proceeds thereof, except for the Lien provided for by this Agreement. Without the prior written consent of Agent, Pledgor agrees that it will not vote to enable, and will not otherwise permit, the Borrower to (a) issue any stock or other securities of any nature in addition to or in exchange or substitution for the Pledged Shares, or (b) except as expressly provided under the Credit Agreement, dissolve, liquidate, retire any of its capital stock, reduce its capital or merge or consolidate with any other Person.

                  9.       Sale of Pledged Shares.

                  (a) Pledgor recognizes that Agent may be unable to effect a public sale or disposition of any or all the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and, notwithstanding such circumstances, agrees that any such private sale or disposition shall be deemed to be reasonable and affected in a commercially reasonable manner. Agent shall be under no obligation to delay a sale or disposition of any of the Pledged Shares in order to permit Pledgor or the Borrower as the case may be, to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor or the Borrower, as the case may be, would agree to do

                  (b) Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales or dispositions of any portion or all of the Pledged Shares valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales or dispositions, all at Pledgor's expense, provided that Pledgor shall be under no obligation to take any action to enable any or all of the Pledged Shares to be registered under the provisions of the Act or to prepare and file a prospectus in connection therewith or under any comparable state law. Pledgor further agrees that a breach of any of the covenants contained in Sections 2, 4, 8, 9 and 10 will cause irreparable injury to Agent, that Agent has no adequate remedy at law in respect of such breach and, as a consequence, agrees, without limiting the right of Agent, to seek and obtain specific performance of other obligations of Pledgor contained in this Agreement, that each and every covenant above referenced shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                  (c) Pledgor further agrees to indemnify and hold harmless Agent, its successors and assigns, its officers, directors, employees and agents, and any Person in control of any thereof, from and against any loss, liability, claim, damage and expense, including, without limitation, counsel fees (in this paragraph collectively called the "Indemnified Liabilities"), under federal and state securities laws or otherwise insofar as such loss, liability, claim, damage or expense (i) arises out of or is based upon any untrue statement or alleged untrue statement by Pledgor of a material fact contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or in any amendment or supplement to any of the foregoing or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Pledged Shares or other Collateral, or (ii) arises out of or is based upon any omission by Pledgor to state therein a material fact required to be stated or necessary to make the statements therein not misleading. The obligations of Pledgor under this clause shall survive any termination of this Agreement.

                  10. Further Assurances. Pledgor agrees that at any time, and from time to time, upon the written request of Agent. Pledgor will execute and deliver all stock powers, financing statements and such further documents and do such further acts and things as Agent may reasonably request consistent with the provisions hereof in order to effect the purposes of this Agreement.

                  11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  12. No Waiver Cumulative Remedies. Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by Agent shall be valid unless in writing and signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have on any further occasion. No course of dealing between Pledgor and Agent and no failure to exercise, nor any delay in exercising on the part of Agent, any right, power or privilege hereunder or under the Credit Agreement shall impair such right or remedy or operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

                  13. Successors and Assigns.

                  (a) This Agreement shall inure to the benefit of the successors and assigns of the Agent and shall be binding upon the heirs, executors, administrators, legal representatives, successors and assigns of the Pledgor.

                  (b) Should the Agent at any time assign any of its rights under the other Loan Documents, the Agent may assign its rights under this Agreement, and may deliver the Pledged Shares or any portion thereof to the assignee who shall thereupon, to the extent provided in the instrument of assignment, have all of the rights of the Agent hereunder with respect to the Pledged Shares and the Agent shall, thereafter, be fully discharged from any responsibility with respect to the Pledged Shares so delivered to such assignee. No such assignment, however, shall relieve such assignee of those duties and obligations of the Agent specified hereunder.

                  14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS.

                  15. Termination. This Agreement and the Liens granted hereunder shall terminate upon full and complete performance and satisfaction of the Liabilities.

                  16. Possession of Pledged Shares. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Shares in the physical possession of Agent pursuant hereto, neither Agent nor any nominee of Agent shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Shares upon surrendering them to Pledgor.

                  17. Survival of Represent. All representations and warranties of Pledgor contained in this Agreement shall survive the execution and delivery of this Agreement.

                  18. Taxes and Expenses. Pledgor will upon demand Pay to Agent
(a) any taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like) payable or ruled payable by any federal or state authority in respect of this Agreement, together with interest and penalties, if any, and (b) all reasonable expenses, including the reasonable fees and expenses of counsel for Agent and of any experts and agents, that Agent may incur connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Shares, (iii) the exercise or enforcement of any of the rights of Agent hereunder, or (iv) the failure of Pledgor to perform or observe any of the provisions hereof

                  19. Agent Appointed Attorney-In-Fact. Pledgor hereby irrevocably appoints Agent as Pledgor's attorney-in-fact, effective upon the occurrence and during the continuance of an Event of Default, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Agent's discretion, to take any action and to execute any instrument that Agent deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Shares or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement.

                  20. Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by a reputable overnight courier service and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 P. M. (Chicago, Illinois time) (but only if such telecopied document is also delivered by another method permitted by this Agreement by the next Business Day) or, if not, on the next succeeding Business Day; or (c) if delivered by reputable overnight courier, the day such delivery is made by such courier.

                  Notices shall be addressed as follows:

                           (a) If to Pledgor:

                                   Protection One, Inc.
                                   3900 S.W. Murray Boulevard
                                   Beaverton, Oregon 97005
                                   Attn: John W. Hesse, Executive Vice President

                               With a copy to:
                                   Protection One, Inc.
                                   6011 Bristol Parkway
                                   Culver City, Los Angeles, California 90230
                                   Attn:  James W. MacKenzie, Jr., President

                           (b) If to Agent:

                                   Heller Financial, Inc.
                                   500 West Monroe Street
                                   Chicago, IL 60661
                                   Attn:    Portfolio Manager
                                            Portfolio Organization
                                            Corporate Finance Group
                                   Telecopy: (312) 441-7367

                               With a copy to:

                                   Heller Financial, Inc.
                                   500 West Monroe Street
                                   Chicago, IL 60661
                                   Attn:    Legal Department
                                            Portfolio Organization
                                            Corporate Finance Group
                                   Telecopy: (312) 441-7367




or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 20.

                  21. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. PLEDGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO THE AGENTS ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. PLEDGOR HEREBY AGREES THAT

SERVICE OF PROCESS UPON HIM BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, SHALL CONSTITUTE SUFFICIENT NOTICE IN ANY COURT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION FOR THE PURPOSES OF ENFORCING ITS LIENS.

                  22. Changes in Writing. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by Pledgor therefrom, shall in any event be effective without the written concurrence of Agent and Pledgor, and then only to the extent specifically set forth in such writing.

                  23. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  24. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  25. Entire Agreement. This Agreement embodies the entire agreement and understanding between Pledgor and Agent and supersedes all prior oral and written agreements and understandings between Pledgor and Agent relating to the subject matter hereof

                  26. Effect of Restatement. This Agreement amends, restates and supersedes that certain Stock Pledge Agreement dated as of November 3, 1993, between Pledgor and Agent (the "Existing Pledge Agreement"); provided, that (i) the liens and security interests in favor of Agent for the benefit of Lenders securing payment of the Liabilities are in all respects continuing and in full force and effect with respect to all Liabilities and (ii) all references in the other Loan Documents to the Existing Pledge Agreement shall be deemed to refer without amendment to this Agreement.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered individually or by their duly authorized officers as of the date first above written.

                                PROTECTION ONE, INC., a Delaware corporation


                                By:               JOHN W. HESSE
                                   ------------------------------------------
                                Its:              Executive Vice President
                                   ------------------------------------------

                                HELLER FINANCIAL, INC., a Delaware
                                corporation, individually and as Agent for the Lenders


                                By:               TIMOTHY CANON
                                   ------------------------------------------
                                Its:              Vice President
                                   ------------------------------------------